EXHIBIT 16.2

LETTER FROM WEISS & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS



                                  March 8, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the statements of Be Safe Services, Inc. pertaining to our firm included under Item 4 of Form 8-K and agree with such statements as they pertain to our firm.

Very truly yours,

/s/  Weiss & Company
------------------------------
WEISS & COMPANY